UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012 (February 3, 2012)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of NGL Energy Partners LP, filed with the Securities and Exchange Commission on February 10, 2012 (the “Form 8-K”), which reported under Item 2.01 the completion of the business combination with North American Propane, Inc. and its affiliated companies (collectively, “North American Propane”).  This amendment is filed to provide the financial statements for North American Propane and the pro forma financial information of NGL Energy Partners LP for such transaction as required by Item 9.01, to amend Item 9.01 to file the amendments to the Asset Purchase Agreement (as defined below) and to amend and restate Item 2.01 to correct the date of completion of the transaction (which was February 3, 2012, previously reported as February 6, 2012).  Unless set forth below, all previous Items of the Form 8-K are unchanged.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 3, 2012, NGL Energy Partners LP (the “Partnership”) completed its previously announced transaction with North American Propane. As contemplated by the Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”), dated as of January 16, 2012, by and between the Partnership and North American Propane, the Partnership acquired substantially all of the assets comprising the propane operations of North American Propane in exchange for an adjusted purchase price of approximately $69.8 million in cash. The purchase price is subject to further adjustment for certain specified working capital items.

The assets acquired from North American Propane include retail propane and distillate operations, wholesale supply and marketing operations and three propane terminals located in Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, Pennsylvania and Rhode Island.

The description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K dated February 10, 2012, and to the First and Second Amendments to the Asset Purchase Agreement, copies of which are filed as Exhibits 2.2 and 2.3, respectively, to this Current Report on Form 8-K/A, all of which are incorporated into this Item 2.01 by reference.

The Asset Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among them and is qualified by the related schedules. Accordingly, the Asset Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

Item 9.01            Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The audited consolidated financial statements of North American Propane, Inc. and subsidiaries as of September 30, 2011 and 2010 and for the years then ended and the related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b)           Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2011 of NGL Energy Partners LP and the related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d) Exhibits

Exhibit No.	Description
2.2

Waiver and First Amendment to Asset Purchase Agreement dated as of January 31, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc. *

2.3

Waiver and Second Amendment to Asset Purchase Agreement dated as of February 3, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc. *

99.1	Audited consolidated financial statements of North American Propane, Inc. and subsidiaries as of September 30, 2011 and 2010 and for the years then ended and the related notes

99.2

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2011 of NGL Energy Partners LP and the related notes

*      Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish a supplemental copy of the omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: April 20, 2012		By:	/s/ Craig S. Jones
Craig S. Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.2

Waiver and First Amendment to Asset Purchase Agreement dated as of January 31, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc. *

2.3

Waiver and Second Amendment to Asset Purchase Agreement dated as of February 3, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc. *

99.1	Audited consolidated financial statements of North American Propane, Inc. and subsidiaries as of September 30, 2011 and 2010 and for the years then ended and the related notes

99.2

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2011, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2011 of NGL Energy Partners LP and the related notes

*      Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish a supplemental copy of the omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.